Exhibit 4.31

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ACAMBIS SUBCONTRACT MODIFICATION 0003

Subcontract No.: 200-2002-00010(BXTR)

Modification No.: 0003

Effective Date: December 20, 2002

Subcontractors:	Baxter Healthcare SA	Baxter Healthcare Corporation
	Hertistrasse 2	One Baxter Parkway
	CH-8304 Wallisellen, Switzerland	Deerfield, IL 60015

Description of Modification:

     [ **** ]

Authority for, and type of, modification: Bilateral Supplemental Agreement

Total Subcontract value change: $0.00

Changes to Subcontract:

Deletes	Subcontract Sections A.1, A.2, B, C (Items 0001 and 0003), and G.8

Adds	The attached modified Subcontract Sections A.1, A.2, B, C (Items 0001 and 0003), and G.8.

RELEASE OF CLAIMS
In consideration of the modifications made above, this Modification is in full settlement of any Subcontractors right to equitable adjustment as the result of the changes made herein. Except to the extent modified herein, the subcontract terms and conditions remain unchanged. This supplemental agreement constitutes the full agreement of the parties and supercedes any prior agreements with respect to the changes made herein.

For: ACAMBIS, INC	For: BAXTER HEALTHCARE S.A. and
BAXTER HEALTHCARE CORPORATION

[ **** ]	[ **** ]

Execution Date December 20, 2002	Execution Date December 20, 2002

ACAMBIS CONFIDENTIAL-PROPRIETARY INFORMATION

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Section A — Introduction

A.1	BACKGROUND

The United States Government has recognized the need to maintain a stockpile of smallpox vaccine to deal with the consequences if smallpox virus were used as a terrorist weapon against the civilian population. The Department of Health and Human Services (DHHS), Centers for Disease Control and Prevention (CDC), National Center for Infectious Diseases (NCID), has awarded Acambis Inc. a contract to develop, license, manufacture, and [ **** ] , in quantities as may be ordered by the Government, [ **** ].

A.2	PURPOSE

The purpose of this Subcontract is for Contractor to purchase crude bulk vaccine from the 1st Subcontractor sufficient to produce an estimated 155 million doses of such vaccine (with a maximum total quantity of [ **** ] doses), as an investigational new drug (“IND”). [ **** ]

ACAMBIS CONFIDENTIAL-PROPRIETARY INFORMATION

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Section B – Schedule of Subcontract ITEMs/Prices

			Estimated	Unit	Estimated
ITEM		Description	Quantity	Price	Total Amount

0001	–	Bulk Vaccine/Partial Kit Assembly
-Preliminary kit (IND)(initial order)**

		0001A Crude Bulk Vaccine	155,000,000 doses	[ **** ]	[ **** ]

		0001B Partial Kit Assembly	1,550,000 Kits*	[ **** ]	[ **** ]

0002	–	Bulk Vaccine/Partial Kit Assembly
-Preliminary kit (IND)**

		0002A Crude Bulk Vaccine	[ **** ]	[ **** ]	[ **** ]

		0002B Partial Kit Assembly	[ **** ]	[ **** ]	[ **** ]

[ **** ]

[ **** ]

Title, Risk of Loss and Invoices for Crude Bulk Vaccine

1.     The [ **** ] shall, with at least ten (10) working days advance notice to the Contractor, ship crude bulk vaccine conforming to the Subcontract requirements from [ **** ]. Each lot of crude bulk vaccine shipped to Contractor shall be accompanied with a Certificate of Conformance (Section J, Attachment B) to the effect that shipped crude bulk vaccine conforms to Subcontract requirements.

2.     Legal title to such crude bulk vaccine shall pass to the Contractor upon shipment from [ **** ] however, due to the sensitive nature of the crude bulk vaccine and the 1st Subcontractor’s transportation and logistics capabilities, the [ **** ] shall continue to be responsible for and bear all risks of loss or damage to the crude bulk vaccine, cost of insurance, freight and transportation until Contractor’s receipt of such crude bulk vaccine at Contractor’s facility [ **** ] . Upon Contractor’s receipt of each shipment of crude bulk vaccine, Contractor shall thereafter assume all future risks of loss or damage to such vaccine when the vaccine is processed, returned, and received [ **** ].

3.     [ **** ]

4.     The [ **** ] shall submit an invoice for each lot of crude bulk vaccine (exclusive of pilot lots) shipped from [ **** ] to [ **** ] for manufacture of kits under Subcontract Item(s) 0001 and/or 0002. Initially, such invoices shall be based upon the assumption that each lot of crude bulk vaccine delivered to Contractor, shall yield[ **** ] after down-stream processing, purification, and lyophilization. (For example, under ITEM 0001A, [ **** ] ). Subsequent invoices for future crude bulk lots shipped for manufacture of kits under Item(s) 0001 and/or 0002 shall be based on anticipated actual yields as agreed to by the parties. Crude bulk vaccine in excess of that required to manufacture vaccine kits for the U.S. Government under this Subcontract shall be processed and finished into vaccine kits for commercial sales under the terms of a separate commercial sales agreement between Contractor and the 1st Subcontractor.

5.     Notwithstanding any other provision of this Subcontract, except Section C, ITEM 0001, Paragraph A.4, payment for ITEMs 0001 and 0002 shall be made and be due at the earlier of: (1) thirty (30) days after the US Government makes payment to Contractor for completed kits accepted by the Government under the terms of Contractor’s Prime Contract (See Paragraph G.2) upon due performance by the Subcontractors of Subcontract ITEM(s) 0001 and 0002 and Subcontractors’ submission of proper invoices for the actual number of kitted vaccine delivered and accepted by the Contractor; or (2) on December 31, 2003 for the amounts invoiced for each lot of crude bulk vaccine, as described above, ordered under Delivery Order 0001; or (3) on December 31, 2005 for the amounts invoiced for each lot of crude bulk vaccine, as described above, ordered after Delivery Order 0001. In no event shall Subcontractor(s) be paid more under this Subcontract than the Subcontract price shown above for ITEMs 0001 and 0002 for the number of kits

ACAMBIS CONFIDENTIAL-PROPRIETARY INFORMATION

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delivered and accepted unless the Contractor orders additional crude bulk vaccine for which it is obligated to make payment under Section C, ITEM 0001, Paragraph A.7. below.

0003	–	Kit and Component [ **** ]	[ **** ]	[ **** ]	[ **** ]

0004	–	Label Vaccine/Diluent	[ **** ]	[ **** ]	[ **** ]
And Re-kit after-Licensure
[ **** ]

0005A	–	Final Kit Assembly and	[ **** ]	[ **** ]	[ **** ]
Distribution of Vaccine and
Diluent after Licensure

0005B	–	Labeling, Final Kit Assembly, and Distribution of IND Vaccine and Diluent	[ **** ]	[ **** ]	[ **** ]

** As ordered, ITEMs 0005A and 0005B combined shall not exceed [ **** ].

0006	–	Data—Not Separately Priced

0007	–	Payment for Additional Services
– Payable as specified in Paragraph H.26.

		0007A	[ **** ]	[ **** ]

		0007B	[ **** ]
			[ **** ]	[ **** ]

ACAMBIS CONFIDENTIAL-PROPRIETARY INFORMATION

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Section C – Description/Specification/Work Statement (References to “TBD” shall be determined by Mutual Agreement of the Parties)

ITEM 0001- Manufacture of Bulk Vaccine and Partial Kit Assembly

          [ **** ]

ITEM 0003- [ **** ]

     [ **** ]

     2nd Subcontractor shall provide samples of vaccine and diluent to Contractor from time to time, according to a schedule to be provided by Contractor, for stability tests (performed by Contractor). Samples shall correspond to individual lots of vaccine and diluent. Samples will be shipped to Contractor’s Quality Control laboratory on dry ice at Contractor’s expense.

ACAMBIS CONFIDENTIAL-PROPRIETARY INFORMATION

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G.8 ISSUANCE OF DELIVERY ORDERS (Applicable to All Subcontract ITEMs)

(a)	Orders for work to be performed by the Subcontractors under this Subcontract shall be placed by means of Delivery Orders. (See Section J, Attachment C). Delivery Orders may be issued in writing, by facsimile, or e-mail with electronic signature. (See Paragraph I.1).

(b)	Delivery Orders issued under this Subcontract shall contain, at a minimum, the following information:

(1)	Delivery Order, Subcontract, and Prime Contract Numbers;

(2)	Quantity of ITEM(s) Ordered;

(3)	Unit Price;

(4)	Extended Price; and

(5)	Consignee Name and Address;

(6)	Consignee contact name and telephone number.

(c)	Ordering Period:

(1)	ITEMs 0001 and 0002: From Subcontract award until [ **** ] , or such later period as the parties may agree in writing.

(2)	ITEMs 0003, 0004, and 0005: From Subcontract award until [ **** ] , or such later period as the parties may agree in writing.

(d)	Contractor may issue Delivery Orders at any time during the stated ordering period. The period of performance for a delivery order may extend beyond the ordering period.

(e)	Delivery Order Authority: The Contractual Officer or any individual so designated in writing by the Contractual Officer shall be the only Contractor representative authorized to place Delivery Orders under this Subcontract. The Subcontractor(s) shall not accept any Delivery Order or verbal request from any other Contractor representative or any Government personnel.

(f)	All Delivery Orders issued under this Subcontract shall be sent to the Subcontractor as follows:

(1) 1st Subcontractor:

NAME: [ **** ]
with informational copy to:

[ **** ]

ACAMBIS CONFIDENTIAL-PROPRIETARY INFORMATION

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(1)	2nd Subcontractor:

[ **** ]

with informational copy to:

[ **** ]

(g)	Contractor designates the following individual and agrees to make such individual available to allow Subcontractors to confirm receipt of Contractor’s Delivery Order(s) in the event that the Contractual Officer is unavailable:

[ **** ]

ADDRESS:	Acambis Inc 38 Sidney Street Cambridge, MA 02139

[ **** ]

ACAMBIS CONFIDENTIAL-PROPRIETARY INFORMATION